Exhibit 16

October 1, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Northern Empire Bancshares (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Amendement No. 1, Form 8-K, as part of the Company's Form 8-K report dated September 30, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


PricewaterhouseCoopers LLP
San Francisco, California